EMPLOYMENT AGREEMENT

made and entered into in Tel Aviv, Israel, as of the "Effective Date" (as defined below) by and between Ne2Wireless Israel Ltd., corporate no. 51-286965-2, a corporation organized and existing under the laws of the State of Israel, having its principal place of business at 11 Amal Street, Rosh Ha'ayn 48092, Israel, Fax 972-3-9028601 (hereinafter "Company") of the first part; and the Employee (as defined below) of the second party;

                              PERSONAL INFORMATION

                         Feldman Yitzchak     012562096
                         Employee (Name)     I.D. Number

ADDRESS     Netzach Jerusalem 71   Efrat         90435
            Street                 City         Zip Code

                          02-9931543
                          Telephone     Facsimile     e-mail

                               TERMS OF EMPLOYMENT

Effective Date:     19.12.99

Initial Term:

Position:           Executive VP Marketing & Sales

Compensation:       $ 12,000 USD in Shekel linked to the index average currency rate per month

Company Car:        Mazda MPV benefit tax paid by company

Executive's Insurance:   Yes  x    No   Percentage:       5%, 8-1/3% severance,
                                                          5% employee

Disability Insurance:    Yes  x    No   Percentage:       2-1/2% Company

Advance Study Fund:      Yes  x    No   Percentage:       7-1/2 % Company,
                                                          2-1/2% Employee

Provident Fund:          Yes       No   Percentage:

Option Plan:             Yes  x    No   Number of Options:   60,000-
                                                             exercise price
                                                             $4 USD

Annual Vacation:         21 days per year with full salary

Termination Notice Period:  3 months in advance in case of the Company
                            3  months in advance in case of the Employee

OTHER:                   Working days Sunday - Thursday 8:30 - 18:30.
                         Once a year an evaluation will be held.
                         Travel Flights  -  Business Class

  /s/                                         /s/
Net2Wireless Israel Ltd.                    Employee

                                  General Terms

I. The following General Terms (hereinafter "General terms") shall apply to the Employee, as the case may be, subject to the specific "Term of Employment" set forth above. To avoid any doubt, in the event the "Terms of Employment" does not grant Employee either of the terms set forth below in the General Terms, notwithstanding anything stated in the General Terms the Employee shall not be entitled to such terms.

II. Unless the context clearly implies or indicates otherwise, the meaning of words and terms defined in the above "Terms of Employment" shall apply to the General Terms.

III. Reference to statutes or statutory provisions include reference to any orders or regulations made thereunder and reference to any statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject to as otherwise expressly provided herein) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

1.   Employment

     The Company hereby employs the Employee in the Position, and the Employee agrees to perform services and be employed by the Company in said position in accordance with the terms and conditions set forth in this Agreement.

2.   Term  of  Agreement

     2.1 The first term of this Agreement shall be the Initial Term, subject to the provisions for termination as set forth in Section 12 herein below.

     2.2 The Initial Term will be automatically renewed for additional period of 3 (three) years (hereafter "First Renewal Term"). The First Renewal Term will be automatically renewed for additional periods of 1 (one) year each (each hereafter "Additional Renewal Term") (the Initial Term, the First Renewal Term and all successive Additional Renewal Terms will hereinafter be referred to as the "Term"), unless either (a) the Employee; or (b) the Company, decide not to renew the Term, and provided a written notice of the determination not to renew the Term is given subject to the Termination Notice Period.

3.   Obligations  of  the  Employee

     3.1 During the entire Term, the Employee shall discharge his/her office and his/her obligations under the Position in accordance with the policies and procedures of the Company, subject to the directives received from the President/Chief Executive Officer (hereinafter "CEO") of the Company in accordance with the Company's charter, and shall report to the President/CEO of the Company.

     3.2 During the entire Term, the Employee will devote, subject to the provisions of this Agreement, substantially all of his/her working time toward fulfilling his/her obligations and duties to the Company and will carry out his/her job faithfully and devotedly, in accordance with the objectives of the Company, as they are defined by the Company, from time to time.

     3.3 The Employee shall notify the Company immediately of every matter or transaction in which he/she has a significant personal interest and/or which might create a conflict of interest with his/her position in the Company.

4.   Place  of  Employment

     The Employee's regular place of employment shall be in the area of Israel, and will include travel and periods of stay abroad according to the requirements of the work to be performed for the Company as determined by the Company.

5.   Compensation

     5.1 As base compensation for the Employee's services to the Company, the Company will pay the Employee the Compensation set forth above under the "Terms of Employment" (hereinafter "Compensation"). The Compensation will be adjusted from time to time according to cost of living increment rendered, as the case may be, to employee as granted under the law and the collective trade agreements.

     5.2 Employee agrees that his/her position pursuant to Section 3 above is one that requires a special measure of personal trust as defined in the Work and Rest Hours Law, 5711-1951, and therefore, the provisions of such law shall not apply to the Employee and the Employee shall not be entitled to compensation for working more than 45 (forty five) hours per week, beyond the Compensation set forth in Sub-Section 5.1 above.

6.   Company car

     The employee will receive a company car as listed in "Terms of Employment". The company will bear any tax applicable on use of the car by employee according to the then applicable law.

7.   Executives' Insurance & Provident Fund

     7.1 The Company will pay on the Employee's behalf at the Company's sole cost and expense the sums equal to percentage set forth above under the "Terms of Employment" of the Employee's current Compensation each month for executives' insurance or provident fund, as the case may be.

     7.2 The Employee will contribute a sum equal to 5% (five percent) of his/her monthly current Compensation for each month for the executives' insurance or for the provident fund, as the case may be, in accordance with custom and practice.

     7.3 The Company will pay at its sole cost and expense a sum to percentage set forth above under the "Terms of Employment" [not to exceed 2 % (two and one-half percent)] of the Employee's monthly current Compensation for disability insurance.

     7.4 All payments provided for in this Section 7 will be made in such amounts and in such timely fashion as to guarantee the Employee the full rights and benefits of such insurance at all times during the Term and thereafter in accordance with law and practice.

     7.5 During the Term, ownership of all accounts and insurance policies provided for in this Section 7 shall be in the joint name of the Company and the Employee.

     7.6 Subject to section 7.7, if the employee-employer relationship is terminated for any reason the accounts and/or policies provided for in this
Section 7, including the provident and severance pay funds, will be released to the Employee and transferred to his/her sole name, effective as of the date of such termination. The amount of severance pay which the Employee shall be entitled shall be the greater of (a) the amount accumulated in the policy account for severance pay; and (b) the amount required by law; or,

     7.7 Notwithstanding the provisions of Sub-Section 7.6, the Employee shall not be entitled to the release of the severance policy to him if the Employee has, of his/her own and sole initiative, terminated his/her employment in the Company without having given prior notice of his/her resignation in advance subject to the Termination Notice Period, except as a result of a termination due to circumstances beyond the Employee's control, or the employment is terminated as a result of circumstances under which according to any law and/or employment agreement and/or judicial decision (from a court of competent jurisdiction) the Employee is not entitled to the full amount of discharge compensation that would otherwise be payable under the Discharge Compensation Law, 5723-1963.

8.   Advanced Study Fund

     The company will pay, at its sole cost and expense, a sum equal to percentage set forth above under the "Terms of Employment" [not to exceed 7 % (seven and one-half percent)] of the Employee's monthly current Compensation on behalf of the Employee to the Advanced Study Fund in which the Company participates. The Employee will pay a sum equal to 2 % (two and one-half percent) of his/her monthly current Compensation, at his/her expense, into said fund as is standard practice.

     All amounts paid to the Advanced Study Fund under this Section will not exceed the amounts exempt from tax under the income tax regulations applicable to payments to Advanced Study Funds.

9.   Recreation Pay

     The Employee shall be entitled to an annual Recreation Pay per year according to the then prevailing applicable law.

10.  Vacations

     10.1 The Employee shall be entitled to an Annual Vacation set forth above under the Terms of Employment with full salary. Annual vacations may be accumulated and/or redeemed as provided under the law.

     10.2 The Employee shall be entitled to Sick Leave according to the then prevailing applicable law.

11.  Options  to  Purchase  Shares

     The employee will be entitled to the amount of "Options" and at the "Exercise Price" (as both terms are defined in the Terms of Employment under this Employment Agreement).

     The Employee will receive the Option Awards during a period of 4 (four) years, commencing on "Effective Date" (as defined under the Agreement) in the following manner:

          (a) At the end of a period of 24 (twenty four) months commencing on the Effective Date the Employee will become eligible to receive 50% (fifty percent) of the Options;

          (b) At the end of a period of 36 (thirty six) months commencing on the Effective Date the Employee will become eligible to receive additional 25% (twenty five percent) of the Options;

          (c) At the end of a period of 48 (forty eight) months commencing on the Effective Date the Employee will become eligible to receive additional 25% (twenty five percent) of the Options;

     The Options will subject to the provisions of Section 102 of the Income Tax Ordinance.

     By signing this Employment Agreement the Employee hereby accepts the terms and conditions set forth in above and undertakes to act and comply accordingly.

12.  Termination  of  Agreement

     12.1 In the event that the Company resolves to terminate this Agreement at any time after the Initial Term the Company shall continue to pay to the Employee all payments and benefits and fulfill all of its commitments to the Employee, or on his/her behalf, as provided in this Agreement for a period of 3 (three) month if termination. During this period, the Employee shall act on behalf of the Company in accordance with the terms and provisions of this Agreement if the Company requires him to do so. If the Company does not require the Employee to continue to render to it services of any kind, the Company shall be obligated to make all payments and honor all commitments as provided for in this Agreement.

     12.2 Each of the Company and the Employee shall have the right to terminate the Employee's employment with the Company at any time during a Term upon giving a prior written notice in compliance with the Termination Notice Period. During the Termination Notice Period, the Employee will continue to discharge his/her office and cooperate with his/her replacement unless the Company terminates the employer-employee relationship prior to the end of the Termination Notice Period. During the Termination Notice Period, the Company will continue to pay the Employee all payments and honor all the commitments owed the Employee in accordance with this Agreement. Further, the Company will pay the Employee the full severance pay compensation required by law for an employee who is terminated from his/her position, and will transfer to the Employee's name all of the executives' insurance policies described in Section 7 of this Agreement.

     12.3 At the end of the employment, the Employee shall transfer his/her position to his/her replacement in an orderly fashion and shall deliver to the Company all documents, information and all other materials in his/her possession or that were prepared by him relating to his/her work up to the date that he/she ceases to be employed by the Company.

13.   Confidentiality and Proprietary Information

     AS PER THE ATTACHED APPENDIX "A" - SECRECY, NON-COMPETITION AND PROPRIETARY INFORMATION AGREEMENT.

14.   Non-competition

     AS PER THE ATTACHED APPENDIX "A" - SECRECY, NON-COMPETITION AND PROPRIETARY INFORMATION AGREEMENT.

15.   Miscellaneous

      15.1 The Employee shall not have the right to transfer his/her rights and obligations under this Agreement to any third party whatsoever, except to a corporation in which he/she is a shareholder, or other entity in which he/she is a principle, so long as the corporation or other entity makes the Employee's services available to the Company on its behalf in order to fulfill the Employee's commitments pursuant to this Agreement.

      15.2 All of the Employee's Compensation and other payments owing to him in accordance with this Agreement, as they exist at the time of his/her death, will be paid, in the event of his/her death, God forbid, to his/her heirs, executors, administrators and/or assigns.

      15.3 The Employee represents that he/she has read all of the clauses and paragraphs of this Agreement carefully, that the words and terms of the Agreement are clear to him/her and that he/she accepts them in full.

      15.4 This Agreement represents the entire agreement of the parties and may be amended only by a written amendment executed by both parties.

      15.5     This  Agreement  shall  be  governed  by  the  laws  of  Israel.

      15.6 This Agreement shall become effective and binding upon the parties as of the date first stated above.


  /s/                                           /s/
Net2Wireless  Israel  Ltd.                    Employee
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